UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

December 17, 2025 (December 15, 2025)

Date of Report (date of earliest event reported)

Fulton Financial Corporation

(Exact name of registrant as specified in its charter)

Pennsylvania	001-39680	23-2195389
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Penn Square, P.O. Box 4887 Lancaster, Pennsylvania	17604
(Address of Principal Executive Offices)	(Zip Code)

(717) 291-2411

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $2.50	FULT	The Nasdaq Stock Market, LLC
Depositary Shares, Each Representing 1/40th Interest in a Share of Fixed Rate Non-Cumulative Perpetual Preferred Stock, Series A	FULTP	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, on July 28, 2025, Angela M. Snyder, President of Fulton Financial Corporation (“Fulton”), informed Fulton of her intention to retire on December 31, 2025.

On December 15, 2025, Fulton entered into a Consulting Agreement with Ms. Snyder (the “Consulting Agreement”). The term of the Consulting Agreement commences on January 1, 2026 and ends on December 31, 2026, unless earlier terminated by either Fulton or Ms. Snyder. Under the Consulting Agreement, Ms. Snyder will provide advice to Fulton as requested from time to time by Fulton on an as-needed basis as an independent contractor. For the services to be provided during the term of the Consulting Agreement, Ms. Snyder will be paid $600,000.00 in a lump sum on or about January 1, 2026. In addition, Fulton will pay or reimburse Ms. Snyder for reasonable expenses incurred by Ms. Snyder in performing services under the Consulting Agreement. Ms. Snyder will remain subject to the confidentiality, non-competition, non-solicitation and clawback provisions set forth in Section 5 of the Executive Employment Agreement between Fulton and Ms. Snyder. The form of Executive Employment Agreement between Fulton and Ms. Snyder was filed as Exhibit 10.1 of Fulton’s Current Report on Form 8-K filed with the SEC on January 4, 2018. The Consulting Agreement also contains a general release of claims on the part of Ms. Snyder.

Following her retirement, Ms. Snyder will continue to serve as a director of Fulton’s subsidiary, Fulton Bank, National Association (the “Bank”). As a non-employee director of the Bank, Ms. Snyder will receive the same compensation that is paid to other non-employee directors of the Bank. For their service in 2026, the Bank’s non-employee directors that are not also directors of Fulton will receive an annual cash retainer equal to $58,500, paid in quarterly installments, and an annual equity award under Fulton’s 2023 Amended and Restated Director Equity Plan in the form of restricted stock units (“RSUs”) having a fair value equal to $68,500 as the date of grant, which is typically on or about June 1 of each year. The RSUs vest one year from the date of grant.

On December 16, 2025, the Boards of Directors of Fulton and the Bank appointed Curtis J. Myers, age 57 and currently the Chairman and Chief Executive Officer of Fulton and the Bank, as Chairman, Chief Executive Officer and President of Fulton and the Bank effective January 1, 2026. There were no material plans, contracts or arrangements entered into or materially amended, to which Mr. Myers is a party or in which Mr. Myers participates, in connection with Mr. Myers’ appointment as Chairman, Chief Executive Officer and President of Fulton and the Bank. The description of Mr. Myers’ business experience set forth in Fulton’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 1, 2025 is hereby incorporated herein by reference.

With respect to the disclosure required pursuant to Item 401(d) of Regulation S-K, there are no family relationships between Mr. Myers and any director or executive officer of Fulton. With respect to the disclosure required pursuant to Item 404(a) of Regulation S-K, there are no transactions between Mr. Myers and Fulton that are required to be disclosed.

Exhibit No.	Description
104	Cover page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 17, 2025	FULTON FINANCIAL CORPORATION

	By:	/s/ Natasha R. Luddington
Natasha R. Luddington
Senior Executive Vice President,
Chief Legal Officer and Corporate Secretary